Exhibit 99.1

FOR IMMEDIATE RELEASE
Investor Contact:	Melissa Rose
877-645-6464

Media Contact:	Erin Somers
410-953-2405

Kristin Brunnworth
410-953-2423

MAGELLAN HEALTH SERVICES ANNOUNCES DEVELOPMENTS
WITH TENNCARE CONTRACTS

COLUMBIA, Md. – February 5, 2004 – Magellan Health Services, Inc. (Nasdaq:MGLN) today announced developments related to its contracts to provide behavioral health care services for members of TennCare, the State of Tennessee’s health insurance program for Medicaid recipients and the uninsured.

First, the Company announced that its current agreements with the State to serve the entire TennCare membership have been extended through June 30, 2004.  They had been set to expire March 31, 2004 with the implementation of the State’s new region-based program on April 1, 2004.

Second, Magellan’s wholly owned subsidiary Tennessee Behavioral Health has executed an agreement with the State of Tennessee to provide behavioral health care services for approximately 500,000 individuals in the East region of TennCare in conjunction with the State’s new program.  The contract award was previously announced in November 2003.  Following Centers for Medicaid/Medicare Services (CMS) approval, the contract becomes effective July 1, 2004 for an initial term that runs through December 31, 2005, and includes a provision for extensions at the State’s option through December 31, 2008.  Approval from CMS is expected.

Finally, in light of the discontinuation of contract negotiations between the State and the vendor that had been awarded the contracts for the Middle and West regions, Tennessee Behavioral Health and Premier Behavioral Systems of Tennessee, a joint venture between Magellan and HCA, Inc., have agreed with the State that they will continue to serve approximately 800,000 members in those regions from July 1 through December 31, 2004.

Current rates for the contracts will remain in effect until June 30, 2004 (the end of the State’s fiscal budget year).  Rates beginning July 1, 2004 have yet to be finalized and are subject to the State’s appropriations.

Steven J. Shulman, chairman and chief executive officer of Magellan Health Services, said, “We are very pleased with the confidence that the State of Tennessee has demonstrated in us not only in selecting us to serve the East region but also in asking us to continue to serve the other TennCare regions.  Magellan has a long tradition of supporting states and counties in their efforts to provide needed mental health and substance

- more-

abuse services to Medicaid recipients and others.  We’re proud of our strong track record of service to the public mental health system and look forward to continuing our work in Tennessee and around the nation.”

About Magellan:  Headquartered in Columbia, Md., Magellan Health Services (Nasdaq:MGLN), is the country’s leading behavioral managed care organization.  Its customers include health plans, corporations and government agencies.

Safe Harbor Statement:  Certain of the statements made in this document may constitute forward-looking statements contemplated under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and are subject to known and unknown uncertainties and risks which could cause actual results to differ materially from those contemplated or implied by such forward-looking statements including: service issues arising with certain customers, terminations by customers, operating results or cash flows differing from those contemplated or implied by such forward-looking statements, the impact of new or amended laws or regulations, governmental inquiries, outcome of ongoing litigation, interest rate increases, unanticipated increases in the costs of care, increased competition, economic uncertainties and other factors.  Any forward-looking statements made in this document are qualified in their entirety by the complete discussion of risks set forth under the caption “Cautionary Statements” in Magellan’s Transition Report on Form 10-K for the transition period from October 1, 2002 to December 31, 2002 filed with the Securities and Exchange Commission on August 12, 2003.

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